UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 19, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 19, 2015, China Recycling Energy Corporation (the “Company”) received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with the $1.00 minimum closing bid price requirement for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(a)(1). The notice has no immediate effect on the listing of the Company's common stock, and its common stock will continue to trade on The NASDAQ Global Market under the symbol “CREG” at this time. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until December 16, 2015, to regain compliance with the minimum closing bid price requirement. To regain compliance, the closing bid price of the Company's common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-day grace period.

If the Company does not regain compliance with the minimum closing bid price requirement by December 16, 2015, NASDAQ may provide written notification to the Company that its securities will be subject to delisting. At that time, the Company may have alternatives to obtain an extension and/or avoid a delisting, including an appeal of NASDAQ’s delisting determination to the NASDAQ Listing Qualifications Panel, or, alternatively, an additional grace period of 180 days in connection with a listing transfer to The NASDAQ Capital Market provided that the Company meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the NASDAQ Capital Market (except for the bid price requirement) and notifies NASDAQ of its intent to cure this deficiency.

The Company intends to monitor the closing bid price for its common stock between now and December 16, 2015 and will consider the various available options available to the Company if its common stock does not trade at a level that is likely to regain compliance.

Item 8.01 Other Events

On June 23, 2015, the Company issued a press release, attached hereto as Exhibit 99.1, announcing that it received NASDAQ notice of bid price deficiency.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed with this report.

Exhibit Number	Description
99.1	Press Release dated June 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: June 23, 2015	/s/ Jackie Shi
Jackie Shi, Chief Financial Officer